Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Board of Directors for Arcosa, Inc.

Board Members Bring Diverse Expertise and Leadership Experience to Future Board

Directors to Begin Service Upon Completion of Separation in the Fourth Quarter of 2018

DALLAS - September 14, 2018 - Trinity Industries, Inc. (NYSE: TRN) (“Trinity”) today announced the composition of the Board of Directors of Arcosa, Inc. (“Arcosa”), the new independent publicly-traded company to be formed by the planned spin-off of Trinity’s infrastructure-related businesses. Today, Trinity separately announced the composition of its future Trinity Board of Directors.

To ensure continuity and retention of valuable experience, at the time of the spin-off, each company’s board will include five members of the current Trinity Board of Directors, with no overlapping directors. Each of the five current Trinity directors who will join the Arcosa board will resign from the Trinity board on completion of the spin-off. In addition, new directors will be added to each of the Trinity and Arcosa boards, effective on completion of the spin-off. These directors were chosen after a comprehensive review of professional qualifications as they relate to the specific needs of the two new companies. The spin-off remains on track for completion in the fourth quarter.

The new Arcosa Board of Directors will consist of nine directors, eight of whom will be considered independent:

•	Rhys Best, Current Director of Trinity, Non-Executive Chairman of MRC Global, Inc., and Non-Executive Chairman of Arcosa, Inc.

•	Antonio Carrillo, Current Director of Trinity and future President and Chief Executive Officer of Arcosa, Inc.

•	Joe Alvarado, Former Chairman and Chief Executive Officer of Commercial Metals Company.

•	David Biegler, Current Director of Trinity and Chairman, President and Chief Executive Officer of Southcross Energy Partners GP, LLC.

•	Jay Craig, Chief Executive Officer and President of Meritor, Inc.

•	Ronald Gafford, Current Director of Trinity and former President and Chief Executive Officer of Austin Industries, Inc.

•	John Lindsay, President and Chief Executive Officer of Helmerich & Payne, Inc.

•	Douglas Rock, Current Director of Trinity and former Chairman of Smith International, Inc.

•	Melanie Trent, Former Executive Vice President, General Counsel and Chief Administrative Officer of Rowan Companies plc.

“I am pleased to announce this highly qualified and experienced Board of Directors,” said Rhys Best, current Director of Trinity and Non-Executive Chairman of the Board of Directors for Arcosa. “We look forward to working closely together along with the executive team to build shareholder value by meeting critical infrastructure needs. Arcosa has tremendous opportunities ahead as a standalone company, and the diverse set of skills and experience represented by our directors will be invaluable as we work towards achieving the company’s strategic goals.”

Arcosa is expected to be a growth-oriented manufacturer of infrastructure-related products for construction, energy, and transportation markets. With $1.5 billion in 2017 revenues and $132 million in 2017 operating profit, Arcosa plans to leverage its established platforms of businesses to capitalize on economic expansion and infrastructure spending, which present compelling strategic opportunities. The new company, with a solid liquidity position, is expected to have the financial flexibility to pursue organic investments and acquisitions. Arcosa will have a leadership team with a track record of growth and the proven ability to operate efficiently in cyclical markets.

For more information on the previously announced separation of Arcosa and Trinity, please visit www.trin.net/trinity-spin-off

The following are brief biographies of those individuals newly appointed who will serve on the future Board of Directors of Arcosa. Biographies for current directors serving on the Board can be found on the website at http://www.trin.net/senior-management-and-directors:

About Joe Alvarado
Joe Alvarado is the retired Chairman and CEO of Commercial Metals Company (“CMC”). Mr. Alvarado joined CMC in April 2010, and prior to serving as Chairman from 2013 to 2018 and CEO from 2011 to 2017 he held the position of Executive Vice President and Chief Operating Officer. Prior to his tenure at CMC, Mr. Alvarado served as President, U.S. Steel Tubular Products for U.S. Steel after the completed acquisition of Lone Star Technologies, Inc. where he had served as President and Chief Operating Officer from 2004 to 2007. Prior to this, Mr. Alvarado served as a Vice President for Ispat North America Inc. (now Arcelor Mittal) in 1998 and as an Executive Vice President at Birmingham Steel Company in 1997. Mr. Alvarado began his career at Inland Steel Company in 1976, and in 1988 he was appointed Vice President and General Manager, Sales and Marketing for Inland Bar Company and was made President in 1995. Mr. Alvarado currently serves as a director of Trinseo and Kennametal, Inc. and he is a former director of Spectra Energy. He has also served on the board of directors of various industry trade associations and community organizations.

About Jay Craig
Jay Craig has served as Chief Executive Officer and President of Meritor, Inc. since April 2015. Prior to this, Mr. Craig was President and Chief Operating Officer, with oversight of Meritor’s business segments - Commercial Truck & Industrial and Aftermarket & Trailer. He has been a member of the Meritor Board of Directors since April 2015. Prior to taking on the role of President and COO, Mr. Craig was Senior Vice President and President of Meritor’s Commercial Truck & Industrial segment. He served as Senior Vice President and Chief Financial Officer at Meritor from 2009 to 2013 and has held various leadership positions at the company since 2006. Before joining Meritor, Mr. Craig served as President and CEO of General Motors Acceptance Corp.’s (“GMAC”) Commercial Finance organization from 2001 to 2006. Prior to that, Mr. Craig was President and CEO of GMAC’s Business Credit division from 1999 until 2001. He joined GMAC as a general auditor in 1997 from Deloitte & Touche, where he served as an audit partner. He is chairman of the Board of Directors, Focus: HOPE; a member of the Board of Directors, Heavy Duty Manufacturers Association; and a member of the Dean's Advisory Board at Michigan State University's Broad College of Business.

About John Lindsay
John Lindsay has served as Chief Executive Officer of Helmerich & Payne, Inc. since 2014 and President and Director since 2012. Mr. Lindsay joined Helmerich & Payne in 1987 and has served in various positions including Vice President, U.S. Land Operations from 1997 to 2006 for Helmerich & Payne International Drilling Co., Executive Vice President, U.S. and International Operations from 2006 to 2010, Executive Vice President and Chief Operating Officer from 2010 to 2012, and President and Chief Operating Officer of the Company from 2012 to 2014.

About Melanie Trent
Melanie Trent previously served in various legal, administrative and compliance capacities for Rowan Companies plc, from 2005 until 2017, including as an Executive Vice President, General Counsel and Chief Administrative Officer from 2014 until 2017, as Senior Vice President, Chief Administrative Officer and Company Secretary from 2011 until 2014, and as Vice President and Corporate Secretary from 2010 until 2011. Prior to her tenure at Rowan, Ms. Trent served in various legal, administrative and investor relations capacities for Reliant Energy Incorporated, served as counsel at Compaq Computer Corporation and as an associate at Andrews Kurth LLP. Ms. Trent is also a member of the Board of Directors of Diamondback Energy, Inc.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a diversified industrial company that owns complementary market-leading businesses providing products and services to the energy, chemical, agriculture, transportation, and construction sectors, among others. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Arcosa, Inc., headquartered in Dallas, Texas, is a growth-oriented manufacturer of infrastructure-related products and services with leading positions in construction, energy, and transportation markets. Arcosa reports its financial results in three principal business segments: the Construction Products Group, the Energy Equipment Group, and the Transportation Products Group. For more information, visit the Trinity Spin-off section of Trinity’s website located at www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's or Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, statements regarding qualifications and experience of directors, statements regarding the anticipated separation of Trinity and Arcosa into separate public companies, the expected timetable for completing the spin-off transaction, whether or not the spin-off transaction occurs, future financial and operating performance of each company, benefits and synergies of the spin-off transaction, strategic and competitive advantages of each company, future opportunities for each company and any other statements regarding events or developments that Trinity or Arcosa believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity and Arcosa expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s or Arcosa’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. There is no assurance that the proposed spin-off transaction will be completed, that Trinity’s Board of Directors will continue to pursue the proposed spin-off transaction (even if there are no impediments to completion), that Trinity will be able to separate its businesses, or that the proposed spin-off transaction will be the most beneficial alternative considered. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s or Arcosa’s operations, markets, products, services and prices, as well as any changes in or abandonment of the proposed separation or the ability to effect the separation and satisfy the conditions to the proposed separation, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K, and see “Information Statement Summary”, “Risk Factors” and “Forward-Looking Statements” in the information statement to Arcosa’s Form 10, as amended.

Investor & Media Contact:
Jessica Greiner
Trinity Industries, Inc.

Scott Beasley
Arcosa, Inc.

(Investors) 214/631-4420
(Media Line) 214/589-8909